     As filed with the Securities and Exchange Commission on August 2, 1996
                                                        Registration No. _______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            GENERAL AUTOMATION, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                        95-2488811
(State of incorporation)                   (I.R.S. Employer Identification No.)


                              17731 Mitchell North
                            Irvine, California 92714
             (Address and zip code of principal executive offices)

                           ---------------------------

                 STOCK OPTION AGREEMENTS FOR CERTAIN DIRECTORS
                            (Full title of the plan)

                           ---------------------------

                                 John Donnelly
                              17731 Mitchell North
                            Irvine, California 92714
                    (Name and address of agent for service)

                                 (714) 250-4800
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Scott E. McConnell, Esq.
                          Higham, McConnell & Dunning
                          28202 Cabot Road, Suite 450
                     Laguna Niguel, California  92677-1250


                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------
 Title of                       Proposed        Proposed
Securities        Amount        Maximum          Maximum          Amount of
  To Be           To Be      Offering Price     Aggregate        Registration
Registered      Registered    Per Share(1)   Offering Price(1)       Fee
- ------------------------------------------------------------------------------
Common Stock,
$.10 par value  1,455,000 shs.    $.86          $1,251,300         $431.48
- ------------------------------------------------------------------------------

(1) Proposed maximum offering price is the price at which the stock options may be exercised.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference
            ---------------------------------------

            The following documents are incorporated into this Registration Statement by reference:

            (a) The Registrant's report on Form 10-K for its fiscal year ended September 30, 1995, as amended by the amendments thereto filed May 2, 1996 and May 22, 1996, respectively.

            (b) The Registrant's report on Form 10-Q for the quarter ended December 31, 1995, as amended by the amendment thereto filed May 2, 1996.

            (c) The Registrant's report on Form 10-Q for the quarter ended March 31, 1996.

            (d)     The Registrant's report on Form 8-K filed on May 22, 1996.

            (e) The Registrant's report on Form 10-Q for the quarter ended June 30, 1996.

            (f) The description of the Registrant's common stock set forth in its Registration Statement on Form 8-A, filed pursuant to
                    Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

            In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities reserved for issuance under the Stock Option Agreements which are the subject of this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of each such report or document except as to any portion of any future Annual or Quarterly Report to Shareholders which is not deemed filed under such provisions.

Item 4.     Description of Securities
            -------------------------

            Not applicable

Item 5.     Interests of Named Experts and Counsel
            --------------------------------------

            Not applicable

Item 6.     Indemnification of Directors and Officers
            -----------------------------------------

            Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Indemnification Agreements entered into by the Registrant and its officers and directors provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law.

            In addition, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for breach of the director's fiduciary duty of care. However, as provided by Delaware law, such limitation of liability will not act to limit liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under the provisions of the Delaware General Corporation Law relating to unlawful distributions, or (iv) for any transaction from which the director derived an improper benefit.

Item 7.     Exemption From Registration Claimed
            -----------------------------------

            Not applicable

Item 8.     Exhibits(1)
            -----------

            5       Opinion of Higham, McConnell & Dunning.

            23.1 Consent of Higham, McConnell & Dunning (included in the opinion of counsel filed as Exhibit 5 hereto).

            23.2    Consent of Price Waterhouse LLP.

Item 9.     Undertakings
            ------------

       (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein,





____________________

    (1) Pursuant to Instruction 1 to paragraph (b)(4) of Item 601 of Regulation S-K, copies of the Stock Option Agreements to which this Registration Statement relates have not been filed herewith.

and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 1st day of August, 1996.

                                           GENERAL AUTOMATION, INC.


                                           By: /s/ Jane Christie
                                               ---------------------------
                                               Jane Christie, President
                                               and Chief Executive Officer


       We, the undersigned directors and officers of General Automation, Inc., do hereby constitute and appoint Jane Christie and John Donnelly, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                       Title                              Date
         ---------                                       -----                              ----
 /s/ Lawrence Michels                             Chairman of the Board                 August 1, 1996
 ------------------------                              and Director
 Lawrence Michels

 /s/ Robert D. Bagby                                  Vice Chairman                     August 1, 1996
 ------------------------                              and Director
 Robert D. Bagby


 /s/ John R. Donnelly                                Chief Financial                    August 1, 1996
 ------------------------                              Officer and
 John R. Donnelly                                  Principal Accounting
                                                         Officer


 /s/ Leonard Mackenzie                                   Director                       August 1, 1996
 ------------------------
 Leonard Mackenzie

 /s/ Philip T. Noden                                     Director                       August 1, 1996
 ------------------------
 Philip T. Noden


 /s/ Paul Morigi                                         Director                       August 1, 1996
 ------------------------
 Paul Morigi

 /s/ Robert M. McClure                                   Director                       August 1, 1996
 ------------------------
 Robert M. McClure

                               INDEX TO EXHIBITS



Exhibit No.                       Description
- -----------                       -----------
   5           Opinion of Higham, McConnell & Dunning.

   23.1 Consent of Higham, McConnell & Dunning (included in the opinion of counsel filed as Exhibit 5 hereto).

   23.2        Consent of Price Waterhouse LLP.